Exhibit 99.1

i2 Sets Date to Provide Update on Board Initiatives and Financial Results

Company also provides preliminary fourth quarter and full year 2007 results

DALLAS – January 24, 2008 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced its intention to host a conference call and webcast on Thursday, Feb 7 at 10 a.m. ET. During the call the i2 board of directors intends to provide an update on the progress of its strategic review committee and the Company’s search for a permanent CEO. In a Nov. 1, 2007 press release i2 announced the board’s formation of a strategic review committee. The committee, consisting of independent board directors, was formed to consider and evaluate the merits of various strategic options available to the company to enhance shareholder value. Additionally, during the call the Company will discuss financial results for the fourth quarter and full year 2007.

Preliminary fourth quarter and full year 2007 results

In advance of the conference call, the Company is providing preliminary results for the fourth quarter and full year 2007. Results feature total fourth quarter bookings of approximately $82 million, which includes approximately $22 million in software solutions bookings. Included in the software solutions bookings is the renewal of a multi-year, supply chain leader agreement of approximately $5 million.

The following results are preliminary and subject to the company’s customary quarterly closing and review procedures:

($ in millions, except EPS)	4Q 2007	FY 2007
Total bookings	$81 - $82	$264 - $265
Total revenue	$63 - $64	$260 - $261
GAAP diluted EPS	$0.18 - $0.20	$0.54 - $0.56
Cash flow from operations	$8 - $9	$16 -$17

For the year, total bookings and cash flow from operations are expected to exceed the Company’s previously provided expectations and GAAP diluted EPS are expected to be near the low end of the range provided by the Company. However, total revenue is expected to be below the Company’s full-year expectation.

Conference Call and Webcast Scheduled

i2 intends to announce final results for the fourth quarter and full year 2007 via press release on Thursday, Feb. 7, 2008 before the open of the market. The company will have no comment on its preliminary fourth quarter and full year 2007 results prior to such earnings announcement. Following the February 7 earnings release, the company’s management will host a conference call scheduled to begin at 10 a.m. ET. A webcast of the conference call will be open to the public and can be accessed via the company’s Web site at http://www.i2.com/investor. An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 906526. The webcast will also be archived on the company’s Web site at http://www.i2.com/investor.

About i2

Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s full-year financial outlook and the board’s intention to provide an update on the strategic review process. These forward-looking statements are based on current expectations for bookings, cash collections, revenue and expense, and involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed November 6, 2007 and the Annual Report on Form 10-K filed March 30, 2007. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:

Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com